EXHIBIT 99.1

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

NEWS RELEASE

August 7, 2007	Analyst Contact:	Susan Allen:	203-499-2409

UIL Holdings Corporation Clarifies Statement in August 2nd Release

UIL Holdings Corporation (NYSE:UIL) issued a statement today to clarify a key point reported in its earnings release issued on Thursday, August 2, 2007.  The intent of the dividend statement was to assure investors that management and the Board of Directors are committed to the current dividend level.  As with all dividend paying companies, the Board of Directors must review the Company’s financial position prior to declaring a dividend.

“We received many inquiries from investors since last Thursday concerning our dividend statement,” commented James P. Torgerson, chief executive officer and president.  “We are committed to our dividend level.”

“In addition, the capital program of $1.75 billion of spending on transmission and distribution infrastructures over the next ten years is the vehicle that will drive the company’s earnings growth.  Also, recently enacted state legislation provides opportunities for regulated generation,” added Torgerson.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport.  For more information on UIL Holdings, visit us at http://www.uil.com.